DMFIRM #405514773 v3 NINTH AMENDMENT AND WAIVER TO ABL CREDIT AND GUARANTY AGREEMENT NINTH AMENDMENT AND WAIVER TO ABL CREDIT AND GUARANTY AGREEMENT (this “Amendment”) dated as of November 11, 2022, among QUALTEK BUYER, LLC (f/k/a BCP QUALTEK BUYER, LLC), a Delaware limited liability company (“Holdings”), QUALTEK LLC, a Delaware limited liability company (the “Borrower”), CERTAIN SUBSIDIARIES OF THE BORROWER party hereto, as Guarantors, the LENDERS party hereto and PNC BANK, NATIONAL ASSOCIATION (“PNC Bank”), as Administrative Agent and Collateral Agent. RECITALS A. Holdings, the Borrower, the other Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent are parties to the ABL Credit and Guaranty Agreement, dated as of July 18, 2018, as amended by the First Amendment to ABL Credit and Guaranty Agreement dated as of October 12, 2018, as amended by the Second Amendment to ABL Credit and Guaranty Agreement, dated as of October 4, 2019, as amended by the Third Amendment to ABL Credit and Guaranty Agreement, dated as of September 8, 2020, as amended by the Fourth Amendment to ABL Credit and Guaranty Agreement, dated as of October 27, 2021, as amended by the Fifth Amendment to ABL Credit and Guaranty Agreement, dated as of January 28, 2022 and as amended by the Sixth Amendment to ABL Credit and Guaranty Agreement, dated as of February 14, 2022, as amended by the Seventh Amendment to ABL Credit and Guaranty Agreement, dated as of May 13, 2022, and as amended by the Eighth Amendment to ABL Credit and Guaranty Agreement, dated as of September 19, 2022 (as in effect immediately prior to the date hereof, the “Existing Credit Agreement” and, as amended hereby and as otherwise further amended, supplemented or otherwise modified from time to time hereafter, the “Credit Agreement”). B. Pursuant to Section 10.5(b) of the Existing Credit Agreement, the Administrative Agent and the Borrower may waive any provision of the Existing Credit Agreement and amend the Existing Credit Agreement with the consent of the Requisite Lenders, including the waiver amendments contemplated herein. C. The Borrower, the Administrative Agent and the Lenders party hereto (constituting the Requisite Lenders) desire to enter into this Amendment to effect the waiver and the modifications set forth herein, subject to the conditions set forth in Section 5 hereof. Accordingly, the parties hereto agree as follows: SECTION 1. Defined Terms; Interpretation. All capitalized terms which are not defined herein shall have the same meanings as set forth in the Credit Agreement. Except as specifically set forth herein, the Credit Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto and thereto. The rules of construction specified in Section 1.3 of the Credit Agreement also apply to this Amendment, mutatis mutandis. SECTION 2. Prospective Waiver. The Borrower has advised the Administrative Agent that it may not satisfy the minimum Fixed Charge Coverage Ratio required under Section 6.7 of the

DMFIRM #405514773 v3 2 Credit Agreement for the period ending September 30, 2022. Upon satisfaction of each of the conditions precedent set forth in Section 5 of this Amendment, the Lenders and the Administrative Agent shall prospectively waive any Default or Event of Default arising from any such non- compliance by the Borrower with the minimum Fixed Charge Coverage Ratio required under Section 6.7 of the Credit Agreement for the period ending September 30, 2022 (the “Potential Default”). The foregoing prospective waiver is given solely with respect to the Potential Default on a one time basis and shall not be deemed to operate as, or obligate the Lenders or the Administrative Agent to grant any, future waiver or modification of Section 6.7 of the Credit Agreement or of any other term, condition, breach, Default, or Event of Default under the Credit Agreement or the other Credit Documents. The granting of such waiver shall not constitute, or be deemed to constitute, a course of conduct on the part of the Lenders and the Administrative Agent. SECTION 3. Amendments to Existing Credit Agreement. (a) The definitions of “Applicable Margin” is hereby amended by deleting such definition in its entirety and replacing it with the following: “Applicable Margin” means, on any day, with respect to any Base Rate Loan or BSBY Rate Loan, the applicable rate per annum set forth below under the caption “Applicable Margin for Base Rate Loans” or “Applicable Margin for BSBY Rate Loans”, as the case may be, based upon the Quarterly Average Excess Availability for the Fiscal Quarter most recently ended prior to such day: (a) At any time other than a Seasonal Increase Period: Category Quarterly Average Excess Availability Applicable Margin for Base Rate Loans Applicable Margin for BSBY Rate Loans Category 1 ≥ 66.7% 1.75% 2.75% Category 2 ≥ 33.3% but < 66.7% 2.00% 3.00% Category 3 < 33.3% 2.25% 3.25% (b) During a Seasonal Increase Period: Category Quarterly Average Excess Availability Applicable Margin for Base Rate Loans Applicable Margin for BSBY Rate Loans Category 1 ≥ 66.7% 2.00% 3.00%

DMFIRM #405514773 v3 3 Category 2 ≥ 33.3% but < 66.7% 2.25% 3.25% Category 3 < 33.3% 2.50% 3.50% The Applicable Margin (a) shall be the applicable rate per annum set forth in Category 3 above through and including the last day of the first full Fiscal Quarter commencing after the Third Amendment Effective Date and (b) thereafter, shall be determined at the commencement of each subsequent Fiscal Quarter, with any changes to the Applicable Margin resulting from a change in Quarterly Average Excess Availability becoming effective on the first day of each such Fiscal Quarter; provided that the Applicable Margin shall be deemed to be the applicable rate per annum set forth in Category 3 above if the Borrower shall have failed to timely deliver any Borrowing Base Certificate required to have been delivered by it hereunder until the first Business Day after the delivery of such Borrowing Base Certificate (and thereafter the Applicable Margin shall be determined in accordance with the other provisions hereof). If any Borrowing Base Certificate shall prove to have been inaccurate, at any time that this Agreement is in effect and any Loans or Commitments are outstanding hereunder and provided such inaccuracy is discovered within one year after the date on which the applicable Borrowing Base Certificate was delivered, and such inaccuracy shall have resulted in the payment of interest or letter of credit fees hereunder at rates lower than those that were in fact applicable for any period had there been no such inaccuracy, then (x) the Borrower shall promptly deliver to the Administrative Agent a corrected Borrowing Base Certificate for the applicable period and (y) the Borrower shall promptly pay to the Administrative Agent, for distribution to the Lenders at such time, the accrued interest and letter of credit fees that should have been paid but was not paid as a result of such inaccuracy; provided that payment of interest or letter of credit fees at rates lower than those that were in effect applicable as a result of such inaccuracy shall not in any event be deemed retroactively to be an Event of Default pursuant to Section 8.1(a), and such amount payable shall be calculated without giving effect to any additional interest payable on overdue amounts under Section 2.10 if paid promptly on demand. Nothing in this paragraph shall limit the rights of the Administrative Agent or any Lender under Section 2.10 or 8. (b) The definition of “Covenant Period” is hereby amended by deleting such definition in its entirety and replacing it with the following:

DMFIRM #405514773 v3 4 “Covenant Period” means a period (a) commencing on any date (such date, a “Trigger Event”) on which the average Excess Availability for the preceding 30 consecutive days is less than the greater of (i) 12.5% of the Maximum Credit and (ii) $9,375,000 and (b) ending on the date on which Excess Availability shall have been greater than the amount set forth in clause (a) above for 30 consecutive calendar days. (c) The definition of “Trigger Event” is hereby amended by deleting such definition in its entirety and replacing it with the following: “Trigger Event” as defined in the definition of the term “Covenant Period”. (d) Section 5.13(a) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following: (a) The Credit Parties will permit the Administrative Agent and any Persons designated by the Administrative Agent (including any consultants, accountants, appraisers and attorneys designated by the Administrative Agent) to conduct (a) field examinations of the books and records of the Borrower and the other Credit Parties relating to the Borrower’s computation of the Borrowing Base or any component thereof and the related practices and reporting and control systems and (b) appraisals of the Inventory included in the Borrowing Base, all upon reasonable notice and at reasonable times during normal business hours and as often as may reasonably be requested by the Administrative Agent; provided that, notwithstanding anything to the contrary in Section 10.2, (v) any such field examinations shall be at the expense of the Credit Parties, (w) only one such Inventory appraisal in any period of 12 consecutive months shall be at the expense of the Credit Parties unless Excess Availability shall be less than the greater of (i) $9,750,000 and (ii) 15% of the lesser of (A) the Maximum Credit and (B) the Borrowing Base then in effect for five consecutive Business Days and until such time as Excess Availability shall be equal to or greater than the greater of (i) $9,750,000 and (ii) 15% of the lesser of (A) the Maximum Credit and (B) the Borrowing Base then in effect for 30 consecutive calendar days, one additional appraisal may be conducted at the expense of the Credit Parties during such 12 consecutive month period, (x) if an Event of Default shall have occurred and be continuing, in which case any appraisals commenced during the continuance of such Event of Default shall be at the expense of the Credit Parties, (y) in addition to the foregoing, the Administrative Agent may conduct one additional Inventory appraisal in any period of 12 consecutive months at the expense of the Lenders and (z) in the event that the

DMFIRM #405514773 v3 5 Borrower shall have consummated any Acquisition or shall have designated any Unrestricted Subsidiary as a Restricted Subsidiary, the Borrower may request that the Administrative Agent conduct a field examination and an appraisal with respect to the Accounts and Inventory acquired by the Credit Parties as a result thereof or owned by such Restricted Subsidiary, and any such field examinations and appraisals shall be at the expense of the Credit Parties it being understood that until such field examinations or appraisals under this clause (z) have been complete any Inventory and Accounts so acquired shall not be considered Eligible Inventory or Eligible Accounts. For purposes of this Section 5.13, it is understood and agreed that a single field examination and a single appraisal may be conducted at multiple relevant sites and involve one or more Credit Parties and their assets. All field examinations and appraisals shall be conducted by the Administrative Agent or professionals (including appraisers) reasonably satisfactory to the Administrative Agent and conducted and prepared on a basis reasonably satisfactory to the Administrative Agent. The Credit Parties acknowledge that the Administrative Agent, after exercising its rights under this Section 5.13, may prepare and distribute to the Lenders certain Reports pertaining to the Credit Parties’ assets for internal use by the Administrative Agent and the Lenders. (e) Section 6.7 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following: 6.7. Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as of last day of any Fiscal Quarter to be less than 1.00 to 1.00. SECTION 4. Representations and Warranties. In order to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into this Amendment, each Credit Party represents and warrants to the Administrative Agent, the Collateral Agent, each Lender and each Issuing Bank on the Ninth Amendment Effective Date as follows: (a) The execution, delivery and performance by each Credit Party party hereto of this Amendment has been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action on the part of such Credit Party. (b) This Amendment has been duly executed and delivered by each Credit Party that is a party hereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

DMFIRM #405514773 v3 6 (c) The execution, delivery and performance by each Credit Party hereto of this Amendment does not and will not (i) violate any applicable law, including any order of any Governmental Authority, (ii) violate the Organizational Documents of Holdings, the Borrower or any Restricted Subsidiary, (iii) violate or result (alone or with notice or lapse of time, or both) in a default under any Contractual Obligation of Holdings, the Borrower or any Restricted Subsidiary, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, any termination, cancelation or acceleration or right of renegotiation of any obligation thereunder, or (iv) result in or require the creation or imposition of any Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary, except, in each case referred to in clauses (i) and (iii), where such violation, default or payment, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. (d) The representations and warranties of each Credit Party set forth in the Credit Documents are true and correct (i) in the case of the representations and warranties qualified as to materiality in the text thereof, in all respects, and (ii) otherwise, in all material respects, in each case on and as of the Ninth Amendment Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty are so true and correct on and as of such prior date. SECTION 5. Conditions Precedent to Effectiveness. This Amendment shall become effective on the date (the “Ninth Amendment Effective Date”) that each of the following conditions precedent shall have been satisfied (or waived in accordance with Section 10.5 of the Credit Agreement): (a) Credit Documents. The Administrative Agent shall have received from each party hereto a counterpart signed on behalf of such party (or written evidence satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic transmission) that such party has signed a counterpart) of this Amendment. (b) Fees and Expenses. The Borrower shall have paid to PNC Bank an amendment fee in an amount of $130,000 (the “Amendment Fee”), which shall be fully earned, due and payable and non-refundable on the Ninth Amendment Effective Date. For the avoidance of doubt, any Revolving Loans made on the Ninth Amendment Effective Date may be net funded to account for the Amendment Fee. (c) Closing Certificate. The Administrative Agent shall have received a certificate, dated the Ninth Amendment Effective Date and signed by an Authorized Officer of the Borrower, confirming that (i) the representations and warranties of each Credit Party set forth in the Credit Documents are true and correct (A) in the case of the representations and warranties qualified or modified as to materiality in the text thereof, in all respects and (B) otherwise, in all material respects, in each case on and as of the Ninth Amendment Effective Date, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date and (ii) at the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result therefrom.

DMFIRM #405514773 v3 7 SECTION 6. Reaffirmation by the Credit Parties. Without limiting its obligations under or the provisions of the Credit Agreement, as amended by this Amendment, and the Collateral Documents, each Credit Party hereby (a) affirms and confirms its guaranty obligations under Section 7 of the Credit Agreement and its pledges, grants, indemnification obligations and other commitments and obligations under the Credit Agreement and each other Credit Document to which it is a party, in each case after giving effect to this Amendment, (b) agrees that each Collateral Document to which it is a party and all guarantees, pledges, grants and other commitments and obligations thereunder and under the Credit Agreement shall continue to be in full force and effect following the effectiveness of this Amendment and (c) confirms that all of the Liens and security interests created and arising under the Collateral Documents remain in full force and effect, and are not released or reduced, as collateral security for the Obligations. SECTION 7. Fees and Expenses. The Borrower shall pay, in accordance with Section 10.2 of the Credit Agreement, all reasonable and documented out-of-pocket costs and expenses (including the reasonable fees, expenses and other charges of counsel) incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and the other certificates and documentation executed and delivered in connection herewith. SECTION 8. Miscellaneous. (a) This Amendment and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof to the extent provided in Section 10.20 of the Credit Agreement. This Amendment shall constitute a “Credit Document” for all purposes under the Credit Documents. (b) On and after the Ninth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Credit Document, shall be deemed to be a reference to the Credit Agreement as amended hereby. (c) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic format (i.e., “pdf' or “tif' shall be effective as delivery of a manually executed counterpart of this Amendment. (d) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not, directly or indirectly, operate as a waiver of any right, power or remedy of any Agent, any Issuing Bank or any Lender under any Credit Document or a waiver of, or agreement to forbear by any Agent, any Issuing Bank or any Lender with respect to, any Default or Event of Default, or constitute a course of dealing or other basis for altering any obligation of any Credit Party or any other Person or any right, privilege or remedy of any Agent, any Issuing Bank or any Lender under any Credit Document.

DMFIRM #405514773 v3 8 (e) The provisions of this Amendment shall be binding upon and inure to the benefit of the parties to the Credit Agreement and their respective successors and assigns permitted thereby. (f) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. (g) The provisions of the Credit Agreement contained in Section 10.15 and Section 10.16 are incorporated herein by reference to the same extent as if reproduced herein in their entirety. [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

QUALTEK LLC, as Borrower

By: ______________________________
Name: Adam Spittler
Title: Chief Financial Officer

QUALTEK BUYER, LLC, as Guarantor

By: ______________________________
Name: Adam Spittler
Title: Chief Financial Officer

QUALTEK MIDCO, LLC
QUALTEK MANAGEMENT, LLC
QUALTEK WIRELINE LLC
QUALSAT, LLC
ADVANTEK ELECTRICAL CONSTRUCTION, LLC
QUALTEK WIRELESS LLC
SITE SAFE, LLC
QUALTEK RECOVERY LOGISTICS LLC
QUALTEK FULFILLMENT LLC
NX UTILITIES ULC
QUALTEK RENEWABLES LLC
CONCURRENT GROUP LLC,
each as Guarantors

By: ______________________________
Name: Adam Spittler
Title: Chief Financial Officer

[Signature Page to Ninth Amendment]